NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

VOID AFTER TERMINATION DATE

                                     WARRANT


                     To Purchase ________ Ordinary Shares of

                         RADA ELECTRONIC INDUSTRIES LTD.



     THIS CERTIFIES that, for value received, ______________ (the "Holder") is entitled, upon the terms and subject to the conditions set forth in this Warrant effective as of June 30, 2002 (the "Effective Date") at any time on or after the effective date and on or prior to the close of business on June 30, 2007 (the "Termination Date") but not thereafter, to subscribe for and purchase from RADA Electronic Industries Ltd., a company incorporated under the laws of the State of Israel (the "Company"), up to ______ Ordinary Shares of the Company, nominal value NIS 0.005 each (the "Warrant Shares") at a purchase price as detailed in
Section 2 hereof (the "Exercise Price"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and the provisions of Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Exercise Price. During the first 36 months after the Effective Date this Warrant shall be exercisable, in whole or in part, at an exercise price of $2 per share, and thereafter, during the following 24 month period and until the Termination Date, this Warrant shall be exerciable, in whole or in part, at an exercise price equal to the higher of: (i) $2 per share or (ii) 50% of the average closing price during the ten (10) trading days prior to an exercise date.

     3. Authorization of Shares. The Company covenants that all shares issuable upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized and be capable of being validly issued as fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     4. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times in whole or in part and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check , whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the holder hereof within reasonable time after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     5.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round the number of Warrant Shares issuable upon such exercise to next whole number.

     6. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     7. Closing of Books. The Company will not close its shareholder books or records in any manner that prevents the timely exercise of this Warrant.

     8. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with he Assignment Form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A new holder for the purchase of Warrant Shares, if properly assigned, may exercise a Warrant, without having a new Warrant issued.

     (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

     9. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day including' without limitation, Saturday, Sunday or a legal holiday in Israel or in the US, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     12. Adjustments of Exercise Price and Number of Warrant Shares. (a) The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following: (i) In case the Company shall declare or pay a dividend in shares or make a distribution in shares to holders of its outstanding Ordinary Shares, (ii) In case the Company shall subdivide its outstanding Ordinary Shares into a greater number of shares, or (iii) combine its outstanding Ordinary Shares into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company shall reorganize its capital, reclassify its capital, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Ordinary Shares of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, Ordinary Shares or shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Ordinary Shares of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

     (c) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be exclusive evidence of the correctness of such adjustment.

     (d) In the event that, at any time, as a result of an adjustment made pursuant to this Section, the holder of this Warrant shall become entitled to purchase any securities of the Company other than Ordinary Shares, hereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) through (c) inclusive, of this Section 12.

     13. Registration Rights; Rule 144. (a) This Warrant and the Warrant Shares shall be restricted securities pursuant to Rule 144 of Regulation D for a period of 12 months following the Effective Date. The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within ninety (90) days after the approval of its Audited Financial Statements for the year ending December 31, 2002 a registration statement (on Form F-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement") covering the Warrant Shares so as to permit a non underwritten public offering and resale of the Shares and the Warrant Shares. The Company shall bear all expenses related the filing of the Registration Statement. The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective on the first anniversary of the Closing Date but in any event not later than 15 months from the Closing Date or, in the event the Commission informs the Company that the Registration Statement will not be reviewed by the Commission, within ninety (90) days from the filing date, and in either event, within five (5) business days of Commission clearance to request effectiveness (but not earlier than the first anniversary of the Closing Date). The number of shares designated in the Registration Statement to be registered shall include all of the Warrant Shares, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investors of the effectiveness of the Registration Statement within two trading days of such event.

     (b) Not withstanding the above, if the Company shall determine to register any sale or other disposition of its securities under the Securities Act, either for its own account or the account of a security holder or holders exercising their respective registration rights (whether or not this Warrant has been exercised at that time), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate re-organisation or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, then the Company shall (i) give the Holder at least thirty (30) days' advance written notice thereof, and (ii) use its best efforts, solely at the expense of the Company, to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request made by the Holder and received by the Company within ten (10) days after the written notice from the Company described in 13 (b) (i) above is received by the Holder. Such written request may specify all or a part of the Warrant Shares. The rights granted to the Holder under this Section 13 shall survive exercise of this Warrant and the issuance of Ordinary Shares to the Holder in connection herewith.

     (c) At all times during which any Warrant Shares are outstanding, the Company agrees to:

          (i) Make and keep available adequate current public information as described in Rule 144(c) under the Securities Act;

          (ii) File with the U.S. Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

          (iii) Furnish to the Holder upon request (A) a written statement by the Company as to its compliance with the requirements of subparagraphs (i) and (ii) above, (B) a copy of the most recent annual report of the Company, and (C) such other reports and documents of the Company as the Holder may reasonably request to avail himself of Rule 144 or any similar rule or regulation of the Securities and Exchange Commission allowing him to sell any such securities without registration.

     14. Notice of Corporate Action. If at any time:

     (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the share capital of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 14 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 14 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Ordinary Shares shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with this Warrant.

     15. Authorized Shares. The Company covenants that within 180 days of the Effective Day, it will reserve from its authorized and unissued Ordinary Shares, and keep available free from preemptive rights, a sufficient number of Ordinary Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant and will, at its expense, procure such listing of such Ordinary Shares (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Ordinary Shares are then listed or on NASDAQ. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of all stock exchanges upon which the Ordinary Shares may be listed or on NASDAQ.

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

     16. Miscellaneous.

     (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of State of Israel without regard to its conflict of law, principles or rules, and be subject to the exclusive jurisdiction of the competent court in Tel Aviv.

     (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

     (c) Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

     (d) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Ordinary Share or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     (e) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and all references to the "Holder" shall include a reference to his assigns, personal representatives and successors in title.

     (f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

     (g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

     (h) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     (i) Definition of Ordinary Shares. For the purpose of this Warrant the term "Ordinary Shares" shall mean the ordinary shares of 0.005 NIS (New Israeli Shekels) of the Company.

                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: September  __, 2002

                                      RADA Electronic Industries Ltd.



                                      By:_______________________________________
                                         Herzle Bodinger, President and Chairman

                               NOTICE OF EXERCISE



To:      RADA Electronic Industries Ltd.


     (1) The undersigned hereby elects to purchase ________ Ordinary Shares (the "Shares"), of RADA Electronic Industries Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:


                  ----------------------------------------
                  (Name)

                  ----------------------------------------
                  (Address)



Dated:


                                   ------------------------------
                                   Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is


---------------------------------------------------------------.



---------------------------------------------------------------

                                               Dated:  ______________, _______


                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________

                                               -----------------------------



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.